Exhibit 10.3

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of this 31st day of May, 2018 (the “Effective Date”) by and among (i) American Power Group Corporation, a Delaware corporation (the “Company”), (ii) the holders of the Company’s Subordinated Contingent Convertible Promissory Notes (the “Notes”), (iii) the holders of the Company’s 10% Convertible Preferred Stock (the “Series A Preferred Stock”), Series D Convertible Preferred Stock (the “Series D Preferred Stock”), Series D-2 Convertible Preferred Stock, Series D-3 Convertible Preferred Stock (all of such preferred stock, the “Preferred Stock”) listed on Schedule A (collectively, the “Prior Investors”), (iv) the “Named Stockholders” (as defined herein), and (v) Dual Fuel, LLC, an Arizona limited liability company (“Dual Fuel” or the “Purchaser”, and, together with the Prior Investors, the “Stockholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

A.       Immediately after the execution of this Agreement, the Company and Dual Fuel are entering into a Common Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale and purchase of shares of Common Stock of the Company.

B.        The parties hereto desire to provide that (i) Dual Fuel shall be entitled to elect three (3) directors of the Company and (ii) the holders of record of shares of Common Stock and of any other class or series of voting stock, voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company.

C.       The Company and the Prior Investors are parties to that certain Amended and Restated Voting Agreement dated as of January 27, 2017 (the “Original Agreement”), pursuant to which the election of certain members of the board of directors of the Company (the “Board”) was governed.

D.       It is a condition to the Purchaser’s obligations to purchase the Common Stock that certain Prior Investors convert outstanding Preferred Stock into Common Stock immediately prior to the issuance of the Common Stock to the Purchaser (but after the execution of this Agreement).

E.       It is a condition to the Purchaser’s obligations to purchase the Common Stock that the Company and the Prior Investors execute and deliver this Agreement for the purpose of amending and restating, in its entirety, the Original Agreement.

AGREEMENT

NOW, THEREFORE, the parties agree amend and restate the Original Agreement, in its entirety, as follows:

1.                   Voting Provisions Regarding Board of Directors.

1.1                For purposes of this Agreement, the term “Shares” shall mean and include (i) any shares of Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise; and (ii) any shares of Common Stock issued upon conversion of any Shares of the Preferred Stock, including, without limitation, the shares of Common Stock issued in connection with the conversion of the Preferred Stock by the Prior Investors as a condition to the issuance of Common Stock to the Purchaser pursuant to the Purchase Agreement.

1.2                Board Composition. From and after the Initial Closing, each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, to fix the number of directors of the Company at five or at such other number as may be specified by the Board, and to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, the following persons shall be elected to the Board:

(a)                 Until such time as Dual Fuel has been issued shares of Common Stock pursuant to the Purchase Agreement and thereafter so long as Dual Fuel owns shares of Common Stock, three (3) individuals designated by Dual Fuel, who shall initially be Kenneth Losch, Harry Kloor and Mark Killpack;

(b)                The Company’s Chief Executive Officer, who shall initially be Chuck Coppa (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director ; and

(c)                 Matt Van Steenwyk.

To the extent that any of the appointment rights set forth in clause (a) above shall no longer be applicable due to Dual Fuel no longer holding Common Stock, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the holders of the Company’s Common Stock entitled to vote thereon in accordance with the Company’s By-Laws and the Delaware General Corporation Law.

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For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3                Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4                Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)                 no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of a majority of the shares of stock (or each class of stock), entitled under Section 1.2 to designate that director, or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2) is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)                any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of Section 1; and

(c)                 upon the request of any party or parties entitled to designate a director as provided in Section 1.2, to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5                No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a Person for election as a director for any act or omission by such designated Person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

Voting Provisions Regarding Restated Certificate of Incorporation. Each of the Named Stockholders (as hereinafter defined) agrees to vote, or cause to be voted within three (3) calendar days after presentment of such vote, all Shares owned by such Named Stockholder, or over which such Named Stockholder has voting control, to approve the Restated Certificate of Incorporation pursuant to Section 4.9 of the Purchase Agreement. For purposes hereof, each of Charles E. Coppa, Associated Private Equity, Arrow, LLC, the Van Steenwyk Family Irrevocable Trust, the Matthew Donald Van Steenwyk GST Trust and the Van Steenwyk Issue Trust shall be deemed “Named Stockholders”.

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2.                   Remedies.

2.1                Covenants of the Company. The Company agrees to use its reasonable best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s reasonable best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2                Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President of the Company, and each member of the Board, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto and the approval of the Restated Certificate of Incorporation in accordance with Section 2 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party: (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement and in favor of the approval of the Restated Certificate of Incorporation. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3                Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4                Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.                   Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) three (3) years from the Effective Date; or (b) the termination of this Agreement in accordance with Section 5.7 below.

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4.                   Miscellaneous.

4.1                Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of Common Stock to such Person, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement, in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder, along with the Spousal Waiver, as applicable, attached to this Agreement as Exhibit B, and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

4.2                Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A, along with the Spousal Waiver, attached to this Agreement as Exhibit B. Upon the execution and delivery of an Adoption Agreement by any transferee and the Spousal Waiver by the transferee’s spouse, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 5.11.

4.3                Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4                Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Voting Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

4.5                Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6                Notices. Any notice, request or other document required or permitted to given or delivered to any party hereto shall be delivered in accordance with the notice provisions of the Purchase Agreement.

4.7                Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Stockholders holding 67% of the Shares then held thereby. Notwithstanding the foregoing:

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(i)                  this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion;

(ii)                the consent of the Stockholder shall not be required for any amendment or waiver if such amendment or waiver is not, directly or indirectly, applicable to the rights of the Stockholder hereunder; and

(iii)              any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

In addition, notwithstanding anything to the contrary contained herein, any provision of this Section 5.7 that requires a particular Stockholder consent to a particular amendment may not be amended or terminated without the consent of such Stockholder. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 5.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.8                Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.9                Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.10             Entire Agreement. This Agreement (including the Exhibits hereto), and the other Transaction Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties (including, without limitation, the Original Agreement) are expressly canceled.

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4.11             Legend on Share Certificates. Each certificate representing Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 5.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 5.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.12             Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.11.

4.13             Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.14             Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.15             Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

4.16             Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered to be valid and effective for all purposes.

4.17             Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first written above.

AMERICAN POWER GROUP CORPORATION

By:	/s/ Charles E. Coppa, CEO
Name:	Charles E. Coppa, CEO

DUAL FUEL, LLC

By:	/s/ Kenneth Losch
Name:	Kenneth Losch

STOCKHOLDERS:

	By:	/s/ Matthew Van Steenwyk
	Name:	Matthew Van Steenwyk

Address:

	By:	/s/ Matthew Van Steenwyk
	Name:	Van Steenwyk Family Irrevocable Trust

Address:

	By:	/s/ Matthew Van Steenwyk
	Name:	Matthew Donald Van Steenwyk GST Trust

Address:

	By:	/s/ Matthew Van Steenwyk
	Name:	Van Steewyk Issue Trust

Address:

	By:	/s/ Matthew Van Steenwyk
	Name:	Arrow, LLC

Address:

	By:	/s/ Neil Braverman
	Name:	Associated Private Equity

Address:

	By:	/s/Charles E. Coppa
	Name:	Charles E. Coppa

Address:

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SCHEDULE A

LIST OF PRIOR INVESTORS

[Intentionally omitted]

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (this “Adoption Agreement”) is executed by the undersigned (the “Stockholder”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of __________, 2018 (the “Agreement”), by and among American Power Group Corporation, a Delaware corporation (the “Company”) and certain of its stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Stockholder agrees as follows.

1.                   Acknowledgement. Stockholder acknowledges that Stockholder is acquiring certain shares of the Common Stock of the Company (including options, warrants or other rights thereto, the “Securities”), either as a transferee or as a party who has agreed to be bound by the terms of the Agreement.

2.                   Agreement. Stockholder hereby (a) agrees that the Securities, and any other shares of Common Stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement, (b) adopts the Agreement with the same force and effect as if Stockholder were originally a party thereto; and (c) agrees to sign any and all documents pertaining to the acquisition of Common Stock as the Company may reasonably request.

3.                   Notice. Any notice required or permitted by the Agreement shall be given to Stockholder at the address or facsimile number listed below Stockholder’s signature hereto.

DATE: ________________________	STOCKHOLDER:	_______________________________________

By:
Name:

Address:

Facsimile Number:

ACCEPTED AND AGREED:

AMERICAN POWER GROUP CORPORATION

By:
Name:
Title:

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ______________, acknowledge that I have read the Amended and Restated Voting Agreement, dated as of _______________, 2018, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Name: